          As filed with the Securities and Exchange Commission on August 7, 1998
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
             (Exact name of Registrant as specified in its charter)

          Delaware                                               87-0365268
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

       755 Boardman-Canfield Rd,
South Bridge Executive Ctr, Bldg G West,
            Boardman, Ohio                                          44512
(Address of Principal Executive Offices)                          (Zip Code)

                             1996 Stock Option Plan
                            (Full title of the plan)

                           Frank J. Amedia, President
                   American Architectural Products Corporation
                           755 Boardman-Canfield Road
                          South Bridge Executive Center
                                 Building G West
                              Boardman, Ohio 44512
                     (Name and address of agent for service)

                                 (330) 965-9910
          (Telephone number, including area code, of agent for service)

                                  With copy to:

                          Christopher D. Johnson, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4000

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

                                                                     Page 1 of 9
                                                         Exhibit Index on Page 9

                         CALCULATION OF REGISTRATION FEE




                                                             PROPOSED                 PROPOSED
        TITLE OF                                             MAXIMUM                   MAXIMUM
       SECURITIES                   AMOUNT                   OFFERING                 AGGREGATE               AMOUNT OF
          TO BE                     TO BE                     PRICE                   OFFERING               REGISTRATION
       REGISTERED                 REGISTERED               PER SHARE *                 PRICE *                   FEE
       ----------                 ----------               -----------                 -------                   ---

Common Stock,                     2,031,576                   $4.16                  $8,443,738                 $2,491
$.001 par value


-------------------------

* Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the closing bid and asked prices for shares of Common Stock on August 4, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

              The following documents are hereby incorporated by reference into this Registration Statement: (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (b) all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to December 31, 1997; and (c) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on 10-SB/A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.       DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 11 of the Company's Certificate of Incorporation provides that no director of the Corporation shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained such Section 11 eliminates or limits the liability of a director of the Company to the extent provided by applicable laws (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for authorizing the payment of a dividend or repurchase of stock, or (iv) for any transaction from which the director derived an improper personal benefit.
Section 145 of the Delaware General Corporation Law (the "DGCL") enables a corporation to eliminate or limit personal liability of members of its board of directors for violations of their fiduciary duty of care. However, Delaware law does not permit the elimination of a director's or officer's liability for engaging in intentional misconduct or fraud, knowingly violating a law or unlawfully paying a distribution. The statute has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

              Article X of the Company's Bylaws requires the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Article X further provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of the Company has been successful in defense of any action, suit or proceeding to which the indemnification provisions apply, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Expenses incurred by a director, officer, employee, or agent of the Company in defending a civil or criminal action, suit or proceeding shall be paid promptly by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company as authorized in Article X.

Item 7.       EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.       EXHIBITS.

              Exhibit Index located at Page 9.


Item 9.       UNDERTAKINGS.

              (a)     The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i) To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                               (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boardman, and the State of Ohio, on August 7, 1998.

                                         AMERICAN ARCHITECTURAL PRODUCTS
                                         CORPORATION, a Delaware corporation



                                         By  /s/ Frank J. Amedia
                                            ------------------------------------
                                                 Frank J. Amedia, President

                            SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Frank J. Amedia and Richard L. Kovach, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                                    Title                                    Date
---------                                                    -----                                    ----

 /s/ George Hofmeister                              Chairman of the Board and                   August 3, 1998
----------------------                              Director
George Hofmeister

 /s/ Frank J. Amedia                                President, Chief Executive                  August 3, 1998
-------------------                                 Officer and Director
Frank J. Amedia                                     (Principal Executive Officer)


/s/ John J. Cafaro                                  Director                                    August 3, 1998
-------------------
John J. Cafaro

 /s/ Joseph Dominijanni                             Treasurer and Director                      August 3, 1998
-----------------------
Joseph Dominijanni

 /s/ W.R. Jackson, Jr.                              Director                                    August 3, 1998
----------------------
W.R. Jackson, Jr.

Signature                                                    Title                                    Date
---------                                                    -----                                    ----

 /s/ Richard L. Kovach                              Vice President and Chief                    August 3, 1998
-----------------------                             Financial Officer (Principal
Richard L. Kovach                                   Financial Officer)


 /s/ John Masternick                                Director                                    August 3, 1998
-----------------------
John Masternick

 /s/ Joseph Lawyer                                  Director                                    August 3, 1998
-----------------------
Joseph Lawyer

 /s/ Charles E. Trebilcock                          Director                                    August 3, 1998
--------------------------
Charles E. Trebilcock

 /s/ Lawrence O'Dowd                                Director                                    August 3, 1998
-------------------------
Lawrence O'Dowd

                                  EXHIBIT INDEX


     EXHIBIT
     NUMBER                                 DESCRIPTION                                       METHOD OF FILING
     ------                                 -----------                                       ----------------

       4.1           1996 Stock Option Plan                                                          *

        5            Opinion rendered by Squire, Sanders &                                           *
                     Dempsey L.L.P., counsel for the Registrant
                     (including consent)

      23.1           Consent of Counsel                                                        See Exhibit 5

      23.2           Consent of BDO Seidman, LLP                                                     *

      23.3           Consent of Semple & Cooper, P.L.C.                                              *

       24            Powers of Attorney                                                      See Signature Page



   ----------------
   * Filed herewith